Exhibit 10.1
TESORO CORPORATION
2006 LONG-TERM STOCK APPRECIATION RIGHTS PLAN

TABLE OF CONTENTS
Section

ARTICLE I — ESTABLISHMENT, PURPOSE AND DURATION

Establishment	1.1
Purpose of the Plan	1.2
Duration of Authority to Make Grants Under the Plan	1.3

ARTICLE II — DEFINITIONS

Affiliate	2.1
Award	2.2
Award Agreement	2.3
Board	2.4
Chairman	2.5
Change in Control	2.6
Code	2.7
Committee	2.8
Company	2.9
Corporate Change	2.10
Disability	2.11
Effective Date	2.12
Employee	2.13
Exchange Act	2.14
Fair Market Value	2.15
Fiscal Year	2.16
Holder	2.17
Minimum Statutory Tax Withholding Obligation	2.18
Plan	2.19
Retirement	2.20
SAR	2.21
Section 409A	2.22
Stock	2.23
Termination of Employment	2.24

ARTICLE III — ELIGIBILITY AND PARTICIPATION

Eligibility	3.1
Participation	3.2

ARTICLE IV — GENERAL PROVISIONS RELATING TO AWARDS

Maximum Awards	4.1
Non-Transferability	4.2
Changes in the Company’s Capital Structure	4.3
Forfeiture for Cause	4.4
Forfeiture Events	4.5
Compliance with Section 409A	4.6

TABLE OF CONTENTS
(continued)
Section

ARTICLE V — STOCK APPRECIATION RIGHTS

Authority to Grant SAR Awards	5.1
General Terms	5.2
SAR Agreement	5.3
Term of SAR	5.4
Exercise of SAR	5.5
Payment of SAR Amount	5.6
Termination of Employment	5.7

ARTICLE VI — ADMINISTRATION

Awards	6.1
Authority of the Committee	6.2
Decisions Binding	6.3
No Liability	6.4

ARTICLE VII — AMENDMENT OR TERMINATION OF PLAN

Amendment, Modification, Suspension, and Termination	7.1
Awards Previously Granted	7.2

ARTICLE VIII — MISCELLANEOUS

Unfunded Plan/No Establishment of a Trust Fund	8.1
No Employment Obligation	8.2
Tax Withholding	8.3
Written Agreement	8.4
Indemnification of the Committee	8.5
Gender and Number	8.6
Severability	8.7
Headings	8.8
Other Compensation Plans	8.9
Other Awards	8.10
Successors	8.11
Law Limitations/Governmental Approvals	8.12
Persons Residing Outside of the United States	8.13
Arbitration of Disputes	8.14
Governing Law	8.15
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ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
     1.1 Establishment. The Company hereby establishes a stock appreciation incentive compensation plan, to be known as “Tesoro Corporation 2006 Long-Term Stock Appreciation Rights Plan,” as set forth in this document. The Plan permits the grant of Stock Appreciation Rights. The Plan shall become effective on the date the Plan is approved by the Board (the “Effective Date”), and shall remain in effect as provided in Section 1.3.
     1.2 Purpose of the Plan. The purpose of the Plan is to reward key managers and other employees of the Company and its Affiliates by enabling them to receive compensation based on the increase in value of the common stock of the Company. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives, thereby encouraging them to continue in their employment with the Company and its Affiliates.
     1.3 Duration of Authority to Make Grants Under the Plan. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
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ARTICLE II
DEFINITIONS
     The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
     2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than 50 percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     2.2 “Award” means a grant under the Plan of SARs subject to the terms and provisions of the Plan.
     2.3 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.
     2.4 “Board” means the board of directors of the Company.
     2.5 “Chairman” means the Chairman, President and Chief Executive Officer of the Company
     2.6 “Change in Control” means (i) there shall be consummated (a) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13c-3 under the Exchange Act) of securities of the Company representing 35 percent or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances)

having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (b) at any time during a period of one-year thereafter, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board for election by the Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
     2.7 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     2.8 “Committee” means a committee of at least two persons, who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board, or, to the extent it chooses to operate as the Committee, the Compensation Committee of the Board. Each member of the Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.
     2.9 “Company” means Tesoro Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
     2.10 “Corporate Change” shall have the meaning ascribed to that term in Section 4.3(b).
     2.11 “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.
     2.12 “Effective Date” shall have the meaning ascribed to that term in Section 1.1.
     2.13 “Employee” means a person employed by the Company or any Affiliate as a common law employee. The determination of whether a person is a common law employee shall be made by the Committee in its sole discretion.
     2.14 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

     2.15 “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.
     2.16 “Fiscal Year” means the Company’s fiscal year.
     2.17 “Holder” means a person who has been granted an Award.
     2.18 “Minimum Statutory Tax Withholding Obligation” means the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
     2.19 “Plan” means Tesoro Corporation 2006 Long-Term Stock Appreciation Rights Plan, as set forth in this document and as it may be amended from time to time.
     2.20 “Retirement” means retirement in accordance with the terms of a retirement plan that is qualified under section 401(a) of the Code and maintained by the Company or an Affiliate in which the Holder is a participant.
     2.21 “SAR” means a stock appreciation right granted under the Plan pursuant to Article V.
     2.22 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
     2.23 “Stock” means the common stock of the Company, $0.16 2/3 par value per share (or such other par value as may be designated by act of the Company’s stockholders).
     2.24 “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

ARTICLE III
ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. The persons who are eligible to receive Awards under the Plan are Employees.
     3.2 Participation. Subject to the terms and provisions of the Plan, and the approval of the Committee, the Chairman may, from time to time, select the Employees to whom Awards shall be granted and shall determine the nature and amount of each Award.
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ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
     4.1 Maximum Awards. The maximum aggregate amount with respect to which SARs may be awarded or credited to an Employee during a Fiscal Year may not exceed in value $1 million determined as of the date of grant. The foregoing numerical limit stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.3.
     4.2 Non-Transferability. Except as specified in the applicable Award Agreements, Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.
     4.3 Changes in the Company’s Capital Structure.
     (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
     (b) If while unexercised Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder:

     (1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;
     (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award;
     (3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
     (4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

     (5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
     In effecting one or more of alternatives in (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.
     (c) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.3, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award.
     4.4 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed a fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
     4.5 Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
     4.6 Compliance with Section 409A. Awards shall be designed and operated in such manner that they are either exempt from application of, or comply with, the requirements of Code section 409A.

ARTICLE V
STOCK APPRECIATION RIGHTS
     5.1 Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan and the approval the Committee, the Chairman at any time, and from time to time, may grant SARs under the Plan to those Employees in such number and upon such terms as the Chairman shall determine and the Committee shall approve. Subject to the terms and conditions of the Plan, and the approval of the Committee, the Chairman shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
     5.2 General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. Unless otherwise specified in an individual Award Agreement, all SARs under the Plan shall vest during a three-year period following the grant, with one-third of the SARs granted becoming exercisable on each of the first, second and third anniversary of the date of its grant. The Committee, in its sole discretion, may approve the acceleration of vesting in response to specified events, provided no Award vests earlier than six months after the date of grant.
     5.3 SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.
     5.4 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.
     5.5 Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     5.6 Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. Unless otherwise specified in an individual Award Agreement, payment upon SAR exercise shall be in cash, and under no circumstances shall a Holder receive payment in Stock, nor shall he or she have the ability to defer any payment from the exercise of SARs to any other qualified or nonqualified deferred compensation plan.
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     5.7 Termination of Employment. Unless the Committee determines otherwise, if a Holder’s employment with the Company terminates for any reason noted in this Section 5.7, any SARs that are either vested but unexercised or unvested at the time of termination shall be subject to the following provisions:
     (a) Retirement. If the Holder terminates employment by reason of Retirement, all vested Awards must be exercised on or before the earlier of the date of expiration or the third anniversary of the date of Retirement. All unvested Awards shall be forfeited unless the Committee, in its sole discretion, approves the acceleration of vesting.
     (b) Death or Disability. If the Holder terminates employment by reason of death or Disability, all vested Awards must be exercised on or before the earlier of the date of expiration or the first anniversary of the date of termination. All unvested Awards shall be forfeited unless the Committee, in its sole discretion, approves the acceleration of vesting.
     (c) Death following termination by Disability or Retirement. The exercise period will be equal to the longer of one year following death or the remaining portion of the exercise period.
     (d) Termination by Company “for cause.” If the Holder is terminated by the Company, all Awards shall be forfeited pursuant to Section 4.4.
     (e) Termination for any other reasons. If the Holder terminates employment for any reason other than those noted above, vested Awards must be exercised on or before the earlier of the date of expiration or three months following the date of termination. All unvested Awards shall be forfeited unless the Committee, in its sole discretion, approves the acceleration of vesting.
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ARTICLE VI
ADMINISTRATION
     6.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
     6.2 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to award granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
     (a) approve the determination of the Chairman of the persons to whom and the time or times at which Awards will be made;
     (b) determine the number and exercise price of the SAR covered in each Award, subject to the terms and provisions of the Plan;
     (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan;
     (d) accelerate the time at which any outstanding Award will vest;
     (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
     (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
     The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the
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Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in Section 6.3.
     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article VI and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all persons. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
     6.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, Employees, Holders and the estates and beneficiaries of Employees and Holders.
     6.4 No Liability. Under no circumstances shall the Company, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, the Committee’s or the Board’s roles in connection with the Plan.
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ARTICLE VII
AMENDMENT OR TERMINATION OF PLAN
     7.1 Amendment, Modification, Suspension, and Termination. Subject to Section 7.2 the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part.
     7.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.
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ARTICLE VIII
MISCELLANEOUS
     8.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
     8.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.
     8.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law (or such greater amount as the Holder may elect) to be withheld with respect to the vesting or exercise of an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums (or such greater amount as the Holder may elect) for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise. The Company shall have no obligation upon vesting or exercise of any Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting or exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
     8.4 Written Agreement. Each Award shall be embodied in a written or electronic agreement or statement which shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed, written or electronically, by a member of the Committee on behalf of the Committee and the Company or by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed, written or electronically, by the Holder to the extent required by the Committee. The Award Agreement may specify the effect
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of a Change in Control on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan. “Electronic agreement” means an agreement created, generated, sent, communicated, received or stored by electronic means. An electronic signature shall be accomplished by an electronic symbol or process attached to or logically associated with an electronic agreement and executed or adopted by a person with intent to sign the agreement.
     8.5 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.
     8.6 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
     8.7 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     8.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
     8.9 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of
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incentive compensation arrangements for Employees. In addition, payments made from the exercise of SARs shall not be included as compensation or earnings used in calculating any benefit from any retirement, life insurance, disability or annual bonus plans in effect for the Company or any Affiliate.
     8.10 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
     8.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     8.12 Law Limitations/Governmental Approvals. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.
     8.13 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to:
     (a) determine which Affiliates shall be covered by the Plan;
     (b) determine which persons employed outside the United States are eligible to participate in the Plan;
     (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States;
     (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 8.13 by the Committee shall be attached to the Plan document as Appendices; and
     (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
     8.14 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration
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rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.
     8.15 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas.
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     IN WITNESS WHEREOF, this Plan has been executed effective the 2nd day of February, 2006.
TESORO CORPORATION
By: /s/ Bruce A. Smith
Title: Chairman of the Board of Directors, President and
          Chief Executive Officer